UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 4, 2005

SMART & FINAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

(323) 869-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2005, the Company announced that it had reached an agreement in principle to settle a class action lawsuit involving wage and hour claims by its non-exempt employees in its California stores. The Company and the individual class member representatives in the Olivas vs. Smart & Final lawsuit have entered into a written settlement agreement as of November 1, 2005 resolving this matter. The court granted preliminary approval of the settlement on November 4, 2005 and set a date for a fairness hearing and final court approval of the settlement on February 16, 2006.

The Company recorded a pre-tax charge of $19.0 million in its 2005 third quarter to account for the class member compensation, attorney fees and administrative expenses of the settlement. Based on the terms of the settlement agreement, the company currently anticipates that cash distributions under the agreement will be made in its first fiscal quarter 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL INC.

Date: November 7, 2005	By:	/s/ RICHARD N. PHEGLEY
Richard N. Phegley
Senior Vice President and
Chief Financial Officer

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